Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Avir Finanziaria S.p.A.

We consent to the incorporation by reference in the registration statement (No. 33-51982) on Form S-3 of Owens-Illinois, Inc., in the registration statements (Nos. 33-43559 and 33-57139) on Forms S-8 of Owens-Illinois, Inc. Stock Purchase and Saving Plan, Non-Union Retirement and Savings Plan, Supplemental Retirement Plan and Long-Term Savings Plan, in the registration statement (No. 33-44252) on Form S-8 pertaining to the Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the registration statement (No. 33-57141) on Form S-8 pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc. of our report dated May 13, 1996, except as to Note 21, which is as of March 3, 1997, with respect to the consolidated financial statements of Avir Finanziaria S.p.A. and subsidiaries as of and for the year ended December 31, 1995, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated March 3, 1997.



KPMG S.p.A.

Rome, Italy
March 3, 1997